Exhibit 10.9

June 11, 2004

AAA Capital Management Inc.
5051 Westheimer – Suite 2100
Houston, Texas 77056

Attention: Mr. Anthony Annunziato

Re: Management Agreement Renewals

Dear Mr. Annunziato:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the "Management Agreements"). We are extending the term of the Management Agreements through June 30, 2005 and all other provisions of the Management Agreements will remain unchanged.

•	Smith Barney AAA Energy Fund L.P.

•	SB AAA Master Fund LLC

•	Salomon Smith Barney Orion Futures Fund L.P.

•	Aurora 2001

•	Salomon Smith Barney AAA Energy Fund L.P. II

•	Aurora III

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel McAuliffe at the address above or fax to 212-559-1986. If you have any questions I can be reached at 212-559-5043.

Very truly yours,

CITIGROUP MANAGED FUTURES LLC

By:	/s/ Daniel R. McAuliffe, Jr. Daniel R. McAuliffe, Jr. Chief Financial Officer and Director

By:	/s/ Anthony Annunziato

Print Name: Anthony Annunziato

DRMcA/sr